Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statements of Tesla, Inc. of our report dated February 19, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tesla Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/PricewaterhouseCoopers LLP

San Jose, California

June 11, 2019